GRC International, Inc.
Statement of Computation of Earnings Per Share
(in thousands except for per share amounts)


                                                            09/30/98    09/30/97
                                                            --------------------

BASIC

Weighted Average Number of Shares of Common
           Stock Outstanding                                   10,214     9,632

Income (Loss) from Continuing Operations                        3,030     1,136
Income (Loss) from Discontinued Operations                         54       290
                                                            --------------------
Net Income (Loss)                                               3,084     1,426
                                                            ====================

Per Share Amount:
Income (Loss) from Continuing Operations                         0.29      0.12
Income (Loss) from Discontinued Operations                       0.01      0.03
                                                            --------------------
Net Income (Loss)                                                0.30      0.15
                                                            ====================


FULLY DILUTED

Weighted Average Number of Shares of Common
           Stock Outstanding                                   10,214     9,632
Net Effect of Dilutive Stock Options
           Based on the Treasury Stock Method
           Using Average Market Price                             172       160
                                                            --------------------
Weighted Average Shares Outstanding                            10,386     9,792
                                                            ====================

Income (Loss) from Continuing Operations                        3,030     1,136
Income (Loss) from Discontinuing Operations                        54       290
                                                            --------------------
Adjusted Net Income (Loss)                                      3,084     1,426
                                                            ====================

Per Share Amount:
Adjusted Income (Loss) from Continuing Operations                0.29      0.12
Income (Loss) from Discontinuing Operations                      0.01      0.03
                                                            --------------------
Adjusted Net Income (Loss)                                       0.30      0.15
                                                            ====================